UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 19, 2023

Date of Report (Date of earliest event reported)

COLLECTIVE AUDIENCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40723	86-2861807
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

85 Broad Street 16-079

New York, NY 10004

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:

(808) 829-1057

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.0001 per share	CAUD	The Nasdaq Stock Market LLC

Warrants, each exercisable for one share of Common Stock for $11.50 per share	CAUDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On December 19, 2023, Collective Audience, Inc. (the “Company”), a Delaware corporation, entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors (the “Investors”), pursuant to which the Company agreed to issue and sell to the Investors in a private placement (the “Offering”) (i) 465,118 shares (the “Shares”) of common stock of the Company, $0.0001 par value (the “Common Stock”) for a purchase price of $1.29 per share of Common Stock, which was equal to the “Minimum Price” under Nasdaq rules, and (ii) warrants to purchase up to 697,678 shares of Common Stock (the “Warrants” and together with the shares underlying the Warrants, the “Warrant Shares,” and the Shares, the “Securities”) for a total aggregate gross proceeds of approximately $600,000. The Offering closed on December 19, 2023.

The Purchase Agreement contains the customary representations, warranties, indemnification rights and obligations of the parties in agreements of this type, including that the Company will make reasonable efforts to file a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”), to register the Securities within fifteen (15) days following the closing. No underwriter or placement agent participated in the Offering. The Company also granted a secondary right of refusal to one of the Investors to purchase future securities of the Company for six months following the closing date.

The Warrants

The Company issued Warrants to purchase an aggregate of 697,678 shares of Common Stock, representing 150% of the number of Shares.  The Warrants are exercisable for shares of Common Stock immediately, at an exercise price of $2.19 per share and expire three years from the date of issuance. The exercise price is subject to customary adjustments for stock dividends, stock splits, reclassifications and similar corporate events, as described in the Warrants.

The foregoing description of the Purchase Agreement and Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Purchase Agreement and Warrant attached hereto as Exhibit 10.1 and Exhibit 4.1 respectively.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided above in “Item 1.01 – Entry into a Material Definitive Agreement” related to the Purchase Agreement and Warrants is incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description of Exhibit
4.1	Form of Warrant
10.1	Form of Securities Purchase Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLECTIVE AUDIENCE, INC.

Dated: December 26, 2023

	By:	/s/ Peter Bordes
	Name:	Peter Bordes
	Title:	Chief Executive Officer

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